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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): November 4, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02  Non-Reliance on Previously Issued Financial Statements or a
           Related Audit Report or Completed Interim Review

On November 9, 2005, Eastman Kodak Company (the "Company") issued a press release announcing that the Company's previously issued financial statements for the first and second quarters of 2005 will be restated due to certain accounting errors. The decision to restate the first and second quarter financial statements was made by the Audit Committee of the Company's Board of Directors on November 4, 2005. The Audit Committee, following consultation with management, concluded that the Company's financial statements for the first and second quarters of 2005 should no longer be relied upon due to these errors. The Company will restate the previously issued financial statements for the first and second quarters of 2005 through the filing of an amended Form 10-Q for each of the first and second quarters of 2005. The decision to restate the previously issued financial statements and the matters disclosed in this filing have been discussed with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP.

The restatements reflect non-cash accounting errors involving restructuring accruals associated with severance and special pension-related termination benefits that were discovered as a result of the third quarter 2005 closing process. The correction of these errors will result in a $2 million ($0.01 per share) and $13 million ($0.05 per share) reduction of the previously reported net loss for the first and second quarters of 2005, respectively. There is no impact on periods prior to 2005.

In performing the Company's quarterly evaluation of the effectiveness and of the design and operation of its disclosure controls and procedures as of September 30, 2005, including its assessment as to whether or not the Company had any changes during the third quarter of 2005 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting, the Company has concluded that the severance error that occurred in the second quarter, as described above, was primarily the result of a failure in the operation of, not in the design of, the existing preventive and detective controls surrounding the preparation and review of spreadsheets that include new or changed formulas. The Company has concluded that this situation constitutes a "material weakness," as defined by the Public Company Accounting Oversight Board's Auditing Standard No. 2. The Company believes that this material weakness will be remediated by December 31, 2005. As this deficiency resulted from a failure to follow established policies and procedures, the remediation will primarily constitute the reinforcement, through communication with the appropriate individuals, of the importance of adherence to the internal control structure that is in place.

The impacts on the Consolidated Statement of Operations for each of the three months ended March 31, 2005 and June 30, 2005, respectively, are presented below (in millions, except per share data).


                                  For the                 For the
                            Three Months Ended      Three Months Ended
                              March 31, 2005           June 30, 2005
                           --------------------    --------------------
                               As                      As
                           Previously              Previously
                            Reported   Restated     Reported   Restated
                           ----------  --------    ----------  --------

Net sales                    $2,832     $2,832       $3,686     $3,686
Cost of goods sold            2,127      2,127        2,622      2,622
                             ------     ------       ------     ------
  Gross profit                  705        705        1,064      1,064
Selling, general
 and administrative
 expenses                       584        584          654        654
Research and development
 costs                          199        199          276        276
Restructuring costs and
 other                          118        115          267        253
                             ------     ------       ------     ------
Loss from continuing
 operations before
 interest, other income
 (charges),net and
 income taxes                  (196)      (193)        (133)      (119)
Interest expense                 38         38           49         49
Other income (charges), net      35         35          (37)       (37)
                             ------     ------       ------     ------
Loss from continuing
 operations before income
 taxes                         (199)      (196)        (219)      (205)
Benefit for income taxes        (56)       (55)         (65)       (64)
                             ------     ------       ------     ------
Loss from continuing
 operations                    (143)      (141)        (154)      (141)
Earnings from discontinued
 operations, net of
 income taxes                     1          1            -          -
                             ------     ------       ------     ------
Net loss                     $ (142)    $ (140)      $ (154)    $ (141)
                             ======     ======       ======     ======

Basic and diluted net
 loss per share:
  Continuing operations      $ (.50)    $ (.49)      $ (.54)    $ (.49)
  Discontinued operations         -          -            -          -
                             ------     ------       ------     ------
Total                        $ (.50)    $ (.49)      $ (.54)    $ (.49)
                             ======     ======       ======     ======


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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EASTMAN KODAK COMPANY



                                           By:
                                           -----------------------------
                                           Richard G. Brown, Jr.
                                           Controller

Date:  November 9, 2005